Exhibit 99.1

Aytu BioScience Announces Effectiveness of 1-for-20 Reverse Stock Split

ENGLEWOOD, CO /ACCESSWIRE/August 10, 2018/ Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs, today announced that the company will effect a 1-for-20 reverse split of its issued and outstanding shares of common stock. The reverse stock split will become effective August 10, 2018 at 4:30 p.m. EDT. Shares of the company’s common stock will trade on a split-adjusted basis beginning Monday, August 13, 2018.

The reverse stock split is being effected as part of the company’s plan to regain compliance with the $1.00 minimum bid price continued listing requirement of the NASDAQ Capital Market. The reverse stock split was approved by the Aytu BioScience stockholders at the company’s annual meeting of stockholders held on June 27, 2018.

The 1-for-20 reverse stock split will automatically convert twenty shares of Aytu BioScience’s common stock into one new share of common stock. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the company will issue one whole share of the post-split common stock to any stockholder of record who otherwise would have received a fractional share as a result of the reverse stock split. The reverse stock split will reduce the number of shares of outstanding common stock from approximately 35.9 million shares to approximately 1.8 million shares. As a result of the reverse stock split, proportional adjustments will be made to the company’s outstanding warrants and options.

Aytu BioScience has retained its transfer agent, V Stock Transfer, LLC, to act as its exchange agent for the reverse stock split. Stockholders who are holding their shares in electronic form at their brokerage firms do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates representing pre-split holdings can contact V Stock Transfer, LLC for the procedure to exchange existing stock certificates for new stock certificates or book-entry shares. Certificates representing pre-split holdings will be deemed to represent the stockholder’s past split holdings until the stockholder presents the certificate to the transfer agent.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”). Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu recently acquired exclusive U.S. and Canadian rights to ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu’s strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large, growing markets. For more information visit aytubio.com.

Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Aytu BioScience, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the company and are subject to a number of risks, uncertainties, and other factors that could cause the company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended June 30, 2017, and in other documents and reports we file from time to time with the SEC.

For Investors & Media:

James Carbonara

Hayden IR

(646) 755-7412

james@haydenir.com

V Stock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

(212) 828-8436

info@vstocktransfer.com

Source: Aytu BioScience, Inc.